Exhibit 99.2

P. H. Glatfelter Company

Pro Forma Condensed Consolidated Financial Statements (unaudited)

The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements") have been prepared to reflect the sale of P. H. Glatfelter Company’s (the “Company's”) Specialty Papers business unit to Pixelle Specialty Solutions, LLC, an affiliate of Lindsay Goldberg, which was completed on October 31, 2018 (the "sale transaction").

The unaudited pro forma condensed statements of income for the years ended December 31, 2017, 2016 and 2015, are presented as if the sale transaction had occurred on January 1, 2015. The historical consolidated financial information has been adjusted to reflect items that are factually supportable, directly attributable to the sale transaction and expected to have a continuing impact on the combined results. Accordingly, the presentation herein sets forth unaudited condensed consolidated statements of income from continuing operations. In addition, although not required, the adjustments reflect the reclassification of non-service pension expenses/(benefits) in selling, general and administrative expense to non-operating expenses in connection with the adoption of Accounting Standards Update No. 2017-07, Improving the Presentation of Net Periodic Pension Costs and Net Periodic Postretirement Costs (“ASU 2017-07”).

The Pro Forma Financial Statements have been prepared using the sale of a business method of accounting under accounting principles generally accepted in the United States ("U.S."). The sale transaction is subject to closing adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary, and have been made solely for the purpose of providing Pro Forma Financial Statements as required by the U.S. Securities and Exchange Commission ("SEC") rules. Differences between these preliminary estimates and the final sale accounting may be material.

The Pro Forma Financial Statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations of the Company would have been had the sale transaction occurred on January 1, 2015, nor are they necessarily indicative of future consolidated results of operations. The Pro Forma Financial Statements should be read in conjunction with (i) the accompanying notes to the Pro Forma Financial Statements; and (ii) the audited consolidated financial statements and accompanying notes of the Company contained in its annual report on Form 10-K for the year ended December 31, 2017.

	Year ended December 31, 2017
		Adjustments

In thousands, except per share	Historical Glatfelter	Less SPBU (1)	Other Adjustments		Pro Forma

Net sales	$1,591,297	$790,935	$-		$800,362
Energy and related sales, net	5,126	5,126	-		-
Total revenues	1,596,423	796,061	-		800,362
Costs of products sold	1,403,913	734,230	(12,910)	(2)	656,773
Gross profit	192,510	61,831	12,910		143,589

Selling, general and administrative expenses	134,394	46,391	22,531	(3)	110,534
(Gains) losses on dispositions of plant, equipment
and timberlands, net	26	-	(223)	(4)	(197)
Operating income (loss)	58,090	15,440	(9,398)		33,252
Non-operating income (expense)
Interest expense	(17,772)	-	4,455	(5)	(13,317)
Interest income	237	-	-		237
Other, net	(1,220)	-	515	(6)	(705)
Total non-operating expense	(18,755)	-	4,970		(13,785)
Income (loss) from continuing operations before income taxes	39,335	15,440	(4,428)		19,467
Income tax provision (benefit)	31,421	-	(6,342)	(7)	25,079
Income (loss) from continuing operations	$7,914	$15,440	$1,914		$(5,612)

Earnings per share
Basic	$0.18				$(0.13)
Diluted	0.18				(0.13)

	Year ended December 31, 2016
		Adjustments

In thousands, except per share	Historical Glatfelter	Less SPBU (1)	Other Adjustments		Pro Forma

Net sales	$1,604,797	$843,581	$-		$761,216
Energy and related sales, net	6,141	6,141	-		-
Total revenues	1,610,938	849,722	-		761,216
Costs of products sold	1,392,335	752,646	(10,222)	(2)	629,467
Gross profit	218,603	97,076	10,222		131,749

Selling, general and administrative expenses	190,694	55,866	18,325	(3)	153,153
(Gains) losses on dispositions of plant, equipment
and timberlands, net	216	-	(100)	(4)	116
Operating income (loss)	27,693	41,210	(8,003)		(21,520)
Non-operating income (expense)
Interest expense	(15,822)	-	1,972	(5)	(13,850)
Interest income	206	-	-		206
Other, net	(1,271)	-	(6,147)	(6)	(7,418)
Total non-operating expense	(16,887)	-	(4,175)		(21,062)
Income (loss) from continuing operations before income taxes	10,806	41,210	(12,178)		(42,582)
Income tax provision (benefit)	(10,748)	-	(17,657)	(7)	(28,405)
Income (loss) from continuing operations	$21,554	$41,210	$5,479		$(14,177)

Earnings per share
Basic	$0.49				$(0.33)
Diluted	0.49				(0.32)

	Year ended December 31, 2015
		Adjustments

In thousands, except per share	Historical Glatfelter	Less SPBU (1)	Other Adjustments		Pro Forma

Net sales	$1,661,084	$875,026	$-		$786,058
Energy and related sales, net	5,664	5,664	-		-
Total revenues	1,666,748	880,690	-		786,058
Costs of products sold	1,463,783	804,546	(4,852)	(2)	654,385
Gross profit	202,965	76,144	4,852		131,673

Selling, general and administrative expenses	127,706	43,179	22,101	(3)	106,628
(Gains) losses on dispositions of plant, equipment
and timberlands, net	(21,113)	-	35	(4)	(21,078)
Operating income (loss)	96,372	32,965	(17,284)		46,123
Non-operating income (expense)
Interest expense	(17,464)	-	2,340	(5)	(15,124)
Interest income	283	-	-		283
Other, net	(615)	-	(78)	(6)	(693)
Total non-operating expense	(17,796)	-	2,262		(15,534)
Income (loss) from continuing operations before income taxes	78,576	32,965	(15,022)		30,589
Income tax provision (benefit)	14,001	-	(13,819)	(7)	182
Income (loss) from continuing operations	$64,575	$32,965	$(1,203)		$30,407

Earnings per share
Basic	$1.49				$0.70
Diluted	1.47				0.69

Notes to the Unaudited Pro Forma Condensed Consolidated Income Statements

(1)	Represents Specialty Paper’s historical segment income statement and are eliminated to give effect to the sale of the business unit.

(2)

Reflects adjustments to exclude costs from the Pro Forma results (“Excluded Costs”) not previously allocated to or included in Specialty Papers business unit results. These Excluded Costs are directly related to Specialty Papers and are not expected to remain in future continuing operations. The Excluded Costs were partially offset by the inclusion of corporate shared service costs (“Included Costs”) that had historically been allocated to Specialty Papers. As the Included Costs are not directly attributable to Specialty Papers and will remain with Glatfelter, they are required to be included in continuing operations in the historical pro forma financial statements. These costs totaled $0.7 million, $0.8 million and $2.4 million for the years ended December 31, 2017, 2016 and 2015, respectively.

(3)

Reflects adjustments for Included Costs that had historically been allocated to Specialty Papers but are required to be included in continuing operations in the historical pro forma financial statements. These costs totaled $25.9 million, $28.0 million and $22.6 million for the years ended December 31, 2017, 2016 and 2015, respectively. The Included Costs were partially offset by adjustments for Excluded Costs not previously allocated to or included in Specialty Papers business unit results. As Included Costs are not directly attributable to Specialty Papers and will remain with Glatfelter, they are required to be included in continuing operations in the historical pro forma financial statements. In addition, the adjustments reflect the reclassification of non-service pension expenses/(benefits) in selling, general and administrative expense to non-operating expenses in connection with the adoption of ASU 2017-07 totaling $(0.9) million, $6.0 million and $0.1 million for the years ended December 31, 2017, 2016 and 2015, respectively.

(4)

Reflects adjustments to exclude gains or losses from the disposition of property or equipment that had not previously been allocated to or included in Specialty Papers business unit results. These costs are directly related to Specialty Papers and are not expected to remain in future continuing operations.

(5)

Reflects adjustments to exclude interest costs directly related to the revolving credit facility which will be reduced, to the extent possible, from the net proceeds of the sale.  Such use of proceeds is required under the terms of the Company’s revolving credit facility.

(6)

Reflects adjustments to exclude non-operating expenses of Specialty Papers not previously allocated or included in Specialty Papers business unit results. These costs are directly related to Specialty Papers and are not expected to remain in future continuing operations. In addition, the adjustment reflects the reclassification of non-service pension and post-retirement benefit expenses/(benefits) from selling, general and administrative expense in connection with the adoption of ASU 2017-07.

(7)

Tax effects of removing the historical financial results of Specialty Papers and of the pro forma adjustments based on the effective tax rates, of the applicable tax jurisdictions, during the periods presented.